                                                                 Exhibit 10.2

                BROWN, GIBBONS, LANG & COMPANY SECURITIES, INC.
                               INVESTMENT BANKERS

1111 SUPERIOR AVENUE, SUITE 900                       TWO PRUDENTIAL PLAZA,
   CLEVELAND, OHIO 44114                           180 N. STETSON, SUITE 4300
      (216) 241-2800                                 CHICAGO, ILLINOIS 60601
  FACSIMILE (216) 241-7417                              (312) 658-1600
                                                     FACSIMILE (312) 368-1988



February 5, 2003


Mr. Wayne R. Hellman
Chairman and Chief Executive Officer
Advanced Lighting Technologies, Inc.
3200 Aurora Road
Solon, Ohio 44139

     Re: Engagement of Brown, Gibbons, Lang & Company Securities, Inc. ("BGL") by Advanced Lighting Technologies, Inc. and its subsidiaries (collectively, the "Company")

Dear Wayne:

     Reference is made to that certain letter agreement, dated as of October 17, 2002, as amended as of December 31, 2002 (such letter agreement, as previously amended, being referred to as the "Agreement"), by and between BGL and the Company. Capitalized terms used herein and not defined have the meanings given them in the Agreement.

     This letter agreement will confirm certain further amendments to the terms of the Agreement. BGL and the undersigned hereby acknowledge and agree that:

     (a) Section 1 of the Agreement is hereby amended by the deletion therefrom of the first sentence thereof, and the substitution therefor of the following:

          "This letter will set forth the terms of the agreement pursuant to which Brown, Gibbons, Lang & Company Securities, Inc. ("BGL") will serve as lead financial advisor and investment banker to Advanced Lighting Technologies, Inc., its subsidiaries and/or divisions (collectively, the "Company"), to advise the Company (subject to the Company's right to retain an additional financial advisor to advise its Board of Directors) on its strategic alternatives, which may include (i) the sale of all or a portion of the stock or assets of the Company and/or one ore more of its subsidiaries and/or divisions (each such transaction, a "Sale"), or (ii) the refinancing, recapitalization or restructuring of the Company."

     (b) Section 8 of the Agreement is hereby amended by the deletion thereof in its entirety, and the substitution therefor of the following:

          "The Company shall pay BGL a nonrefundable upfront retainer of $75,000 (the "Upfront Retainer") and a nonrefundable monthly retainer of $100,000 per month (the "Monthly Retainers"). The Upfront Retainer payment shall be made on the date of

Mr. Wayne R. Hellman
February 5, 2003
Page 2


     execution of this Agreement and the Monthly Retainers shall be due, in advance, on the same date of each subsequent month through the term of this Agreement, through and including the month in which this Agreement is terminated."

     (c) Section 9 of the Agreement is hereby amended by the deletion therefrom of the first paragraph thereof, and the substitution therefor of the following:

          "If the Company completes, or enters into a definitive agreement to complete, a Sale or Private Placement Transaction with any party during the term of this Agreement or within 12 months following termination of this Agreement pursuant to paragraph 7 above, the Company shall pay BGL a fee (a "Transaction Fee") computed as follows (provided that the total Transaction Fee and Restructuring Fee shall not be less than $1,000,000 nor greater than $3,000,000):"

     (d) Section 9(a) of the Agreement is hereby amended by the deletion thereof in its entirety, and the substitution therefor of the following:

          "In the case of any Sale(s), the aggregate Transaction Fee shall be equal to the greater of (i) $500,000 or (ii) the sum of $250,000 plus one percent (1.0%) of the Consideration (as defined below) in respect of each such Sale. The Transaction Fee shall be payable by the Company to BGL via wire transfer at the closing of each such Sale and to the extent practicable shall be based upon Consideration reasonably determined at the time of closing."

     (e) Section 10 of the Agreement is hereby amended by the deletion thereof in its entirety, and the substitution therefor of the following:

          "(a) If the Company completes, or enters into definitive agreements to complete, a Restructuring during the term of this Agreement or within 12 months following termination of this Agreement pursuant to paragraph 7 above, the Company shall pay BGL as compensation for its services a fee (the "Restructuring Fee") via wire transfer at the closing of the Restructuring equal to the greater of $500,000 or 2% of the aggregate principal amount of indebtedness and/or the redemption value of the preferred stock, excluding the Company's existing senior secured debt, which is restructured, settled, forgiven, rescheduled and/or converted to some other form of debt obligation or equity.

          (b) If a plan of reorganization or similar arrangement is confirmed in respect of the Company by a court pursuant to a bankruptcy or similar judicial proceeding, the Company shall pay BGL as compensation for its services a fee (the "Confirmation Fee") via wire transfer upon the confirmation thereof equal to $1,000,000; provided, that the Company shall be entitled to credit against the amount of such Confirmation Fee the amount of any Restructuring Fee and/or Transaction Fees previously paid to BGL hereunder."

Mr. Wayne R. Hellman
February 5, 2003
Page 3


     Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect. If the foregoing accurately reflects your understanding of our mutual agreements in respect of the foregoing, kindly execute this letter in the space provided below and return a signed copy to BGL by telecopy, whereupon this letter will constitute the legally binding agreement of each of the parties hereto.

                                   Very truly yours,

                                   BROWN, GIBBONS, LANG & COMPANY
                                   SECURITIES, INC.



                                   By: /s/ Michael E. Gibbons
                                      --------------------------------------
                                           Michael E. Gibbons
                                           President & Chairman of the Board

Confirmed and Accepted
as of the date first above written:

ADVANCED LIGHTING TECHNOLOGIES, INC.


By:
   ---------------------------------


DEPOSITION SCIENCES INCORPORATED


By:
   ---------------------------------


VENTURE LIGHTING INTERNATIONAL, INC.


By:
   ---------------------------------


APL ENGINEERED MATERIALS, INC.


By:
   ---------------------------------

                BROWN, GIBBONS, LANG & COMPANY SECURITIES, INC.

1111 SUPERIOR AVENUE, SUITE 900           225 WEST WASHINGTON STREET, SUITE 1600
   CLEVELAND, OHIO 44114                          CHICAGO, ILLINOIS 50505
      (216) 241-2800                                  (312) 658-1000
  FACSIMILE (216) 241-7417                       FACSIMILE (312) 368-1988


CONFIDENTIAL
------------

October 17, 2002

Mr. Wayne R. Hellman
Chairman and Chief Executive Officer
Advanced Lighting Technologies, Inc.
32000 Aurora Road
Solon, OH 44139

Dear Wayne:

1. This letter will set forth the terms of the agreement pursuant to which Brown, Gibbons, Lang & Company Securities, Inc. ("BGL") will serve as lead financial advisor and investment banker to Advanced Lighting Technologies, Inc., its subsidiaries and/or divisions (collectively, the "Company"), to advise the Company (subject to the Company's right to retain an additional financial advisor to advise its Board of Directors) on its strategic alternatives, which may include (i) the sale of all or a portion of the stock or assets of the Company (a "Sale"), or (ii) the refinancing, recapitalization or restructuring of the Company. At the Company's request, BGL shall:

     (a) Assist the Company in connection with a Sale:

     (b) Assist the Company in privately placing debt and/or equity financing (a "Private Placement Transaction");

     (c) Make appropriate presentations regarding the Company and its strategic alternatives to the holders of the Company's loans, bond, notes, debentures, preferred stock and specified trade debt (the "Creditors") (as to the senior bank group, such presentations shall be as reasonably requested by the senior bank group, not to be less often than twice monthly); and

     (d) Assist the Company in negotiating a settlement or forgiveness, or other restructuring, conversion or rescheduling, of any of the terms of the Company's existing debt obligations, excluding the Company's existing senior secured debt, to the Creditors (a "Restructuring").

Mr. Wayne R. Hellman
October 17, 2002
Page 2


2. BGL hereby accepts the engagement described in paragraph 1 and, in that connection, BGL and the Company agree as follows:

     (a) BGL shall review and familiarize itself with the business and financial condition of the Company and any other matters it deems relevant and shall conduct such analysis in that regard as BGL may consider appropriate. At BGL's request, the Company shall furnish BGL such financial and other information as BGL may reasonably request in order to perform its services hereunder. The Company will also promptly advise BGL of all developments materially affecting the Company during the term hereof. The Company authorizes BGL to use such information in connection with its engagement hereunder, and to discuss such information with, and deliver such information to, potential purchasers, lenders and/or investors;

     (b) BGL shall assist the Company in the preparation and completion on or before November 18, 2002 of a confidential information package describing the Company and/or any one or more of its businesses (a "Memorandum") and in the preparation and negotiations of any confidentiality agreements to be entered into by third parties potentially interested in entering into Sale, Private Placement Transaction, or Restructuring, all of which shall be subject to approval by the Company;

     (c) BGL shall initiate on or before December 9, 2002 contacts and meetings with third parties who potentially may be interested in a Sale;

     (d) BGL shall assist the Company in preparing presentations, discussions and due diligence materials, which shall be provided on or before December 31, 2002 to third parties who potentially may be interested in a Sale and shall assist the Company in negotiations relating to a Sale, Private Placement Transaction, or Restructuring;

     (e) BGL shall be the Company's financial advisor and investment banker in connection with any Sale, Private Placement Transaction, or Restructuring undertaken by the Company during the term of this Agreement. The Company agrees that, during the term of this Agreement, BGL shall, on a best efforts basis, identify potential counter-parties to a Sale or Private Placement Transaction and shall have the exclusive authority to initiate and conduct discussions, and assist and advise the Company in its negotiations, with all prospective counter-parties to a Sale, Private Placement Transaction, or Restructuring. The Company agrees to identify to BGL all prospective counter-parties to a Sale, Private Placement Transaction, or Restructuring who have been in contact with the Company prior to the date hereof and all such prospective counter-parties who come in contact with the Company during the term of this Agreement;

     (f) If requested by the Company, make presentations to the Company's senior management and/or the Board of Directors of the Company; and

Mr. Wayne R. Hellman
October 17, 2003
Page 3

     (g) Provide such other and further financial advisory and investment banking services as are customary for similar transactions and as may be mutually agreed upon by the Company and BGL.

3. All opinions and advice (written or oral) given by BGL to the Company in connection with BGL's engagement hereunder are intended solely for the use of the Company and shall be treated as confidential by the Company, and the Company agrees that no such opinion or advice shall be used, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall the Company make any public references to BGL, without BGL's prior written consent or except as may otherwise be required by applicable law. In addition, the Company agrees that it shall not use, distribute, reproduce or reference in any manner any descriptive material prepared with BGL's assistance, including any Memorandum or other materials prepared in connection with a potential Sale, Private Placement Transaction, or Restructuring except to prospective counter-parties who have executed confidentiality agreements in form and substance approved by the Company and BGL or otherwise with BGL's prior written consent.

4. The Company shall make available to BGL information concerning the business assets, operations and financial condition of the Company
     (the "Information") that BGL reasonably requests in connection with the performance of its obligations hereunder. The Company represents and warrants that all Information (a) made available by the Company to BGL or to a prospective party to a Sale, Private Placement Transaction, or Restructuring hereunder, (b) contained in any Memorandum or other informational materials, or (c) contained in any filing by the Company with any court or other governmental authority with respect to a proposed Sale, Private Placement Transaction, or Restructuring, will, at all times during the period of BGL's engagement hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company further represents and warrants that any projections and other prospective Information made available by the Company to BGL or to a prospective party to a Sale, Private Placement Transaction, or Restructuring hereunder will have been prepared by the Company in good faith and has been based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering services hereunder, BGL will be using and relying upon Information (and information available from public sources and other sources deemed reliable by BGL) without independent verification thereof by BGL.

5. The Company shall furnish to BGL the names of all parties with which the Company has had discussions or contacts concerning a Sale or Private Placement Transaction during the 12 month period prior to the date hereof and promptly advise BGL of any such contacts subsequent to the date of this Agreement.

Mr. Wayne R. Hellman
October 17, 2002
Page 4



6. The Company may refuse to discuss or negotiate a Sale, Private Placement Transaction, or Restructuring with any party for any reason whatsoever and may terminate negotiations with any party, whether or not previously approved by the Company, at any time.

7. Subject to the provisions of paragraphs 8 through 13, which shall survive any termination of this Agreement, either party may terminate this engagement at any time without cause by giving the other party at least 10 business days prior written notice of termination. After the effective date of any such termination, BGL shall deliver to the Company a list of all parties with which BGL or the Company has had contacts or discussions concerning a Sale, Private Placement Transaction, or Restructuring prior to receipt of the notice of termination and shall, upon request, either destroy or redeliver to the Company any confidential information provided to BGL by the Company.

8. The Company shall pay BGL a nonrefundable upfront retainer of $75,000 (the "Upfront Retainer") and a nonrefundable monthly retainer of $75,000 per month (the "Monthly Retainers"). The Upfront Retainer payment shall be made on the date of execution of this Agreement and the Monthly Retainers shall be due, in advance, on the same date of each subsequent month through the term of this Agreement, through and including the month in which this Agreement is terminated.

9. If the Company completes, or enters into a definitive agreement to complete, a Sale or Private Placement Transaction with any party during the term of this Agreement or within 12 months following termination of this Agreement pursuant to paragraph 7 above, the Company shall pay BGL a fee (a "Transaction Fee") computed as follows (provided that the total Transaction Fee and Restructuring Fee does not exceed $3,000,000):

     (a) In the case of a Sale, the aggregate Transaction Fee shall be equal to the greater of (i) $500,000 or (ii) the sum of $250,000 plus one percent (1.0%) of the Consideration (as defined below). The Transaction Fee shall be payable by the Company to BGL via wire transfer at the closing of the Sale and to the extent practicable shall be based upon Consideration reasonably determined at the time of closing.

     (b) In the case of a Private Placement Transaction, the aggregate Transaction Fee shall be the greater of (i) $750,000 or (ii) the sum one percent (1.0%) of the total aggregate committed principal amount of financing in the form of senior secured debt, excluding any senior secured debt or guarantees provided by GE; plus four percent (4.0%) of the aggregate committed principal amount of financing in the form of equity, common stock and/or preferred stock, mezzanine debt, subordinated debt, senior debt collateralized by a 2nd or junior lien on all or part of the Company's assets, and/or senior unsecured debt. Such fee shall fully earned, due and payable no later than (i) the closing of the Private Placement Transaction or (ii) the termination of this Agreement if BGL shall have, prior to the date of such termination, obtained commitments from prospective investors who are ready, willing and able to conclude the Private Placement Transaction on terms approved by the Company.

Mr. Wayne R. Hellman
October 17, 2002
Page 5



     (c) "Consideration" shall mean the sum of the cash received or retained market value of marketable equity securities or interests; fair market value of unmarketable equity securities or interests; the face value of cash flows to be received by the Company under non-contingent straight and convertible debt instruments or other such obligations, issued or issuable from an acquiring party in connection with a Transaction; the present value (discounted at a rate of 10% per annum) of the face amount of earn-out obligations from an acquiring party in connection with such Transaction; the value of any assets retained by the Company in lieu of other Consideration; the face amount of any accounts payable owed by the Company other than on ordinary and customary industry terms; any assumption of indebtedness for money borrowed including guarantees assumed by the acquiror in connection with a Transaction; any assumption of long term liabilities (including, but not limited to, underfunded pension liabilities, other underfunded employee or retiree benefits, environmental liabilities, reserves for law suits and other liabilities, product liability amounts and capital lease obligations); the present value (discounted at a rate of 10% per annum) of any contracts or agreements not to compete and of any personal service contracts or agreements which are in excess of such personal service contracts or agreements in effect for owners of the Company prior to the closing of a Transaction. Consideration in the form of private company stock or assets shall be valued at the market value mutually agreed upon by the parties in good faith as of the closing.

10. If the Company completes, or enters into definitive agreements to complete, a Restructuring during the term of this Agreement or within 12 months following termination of this Agreement pursuant to paragraph 7 above, the Company shall pay BGL as compensation for its services a fee (the "Restructuring Fee") via wire transfer at the closing of the Restructuring equal to the greater of $500,000 or 2% of the aggregate principal amount of indebtedness, excluding the Company's existing senior secured debt, which is restructured, settled, forgiven, rescheduled and/or converted to some other form of debt obligation or equity.

11. The Company agrees to reimburse BGL, from time to time on demand, for all reasonable out-of-pocket expenses incurred by BGL in connection with its services hereunder and in the preparation and finalization of this agreement. Out-of-pocket expenses shall include all travel-related, telephone, telefacsimile, memoranda production costs, duplication, courier, database research, and other similar expenses and the reasonable fees and expenses of BGL's counsel.

12. Recognizing that BGL's role is advisory, the Company agrees to indemnify, defend and hold harmless BGL and its affiliates, the respective partners, directors, officers, agents and employees of BGL and its affiliates, and each other person, if any, controlling BGL or its affiliates (the foregoing being referred to herein individually as an "Indemnified Party" and collectively as the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities or costs, as and when incurred, to which such Indemnified Party may

Mr. Wayne R. Hellman
October 17, 2002
Page 6

     become subject or which are asserted against any Indemnified Party, directly or indirectly, in any way related to BGL's services under this Agreement, including, without limitation, in connection with (i) any act or omission by BGL related to its engagement hereunder or (ii) BGL's acceptance, or its performance or non-performance, of its obligations under this Agreement. The Company will reimburse the Indemnified Parties for any legal or other expenses incurred by them, as and when incurred, in connection with investigating, preparing or defending any such losses, claims, damages or liabilities or any action in respect thereof, whether or not in connection with pending or threatened litigation, and whether or not any Indemnified Party is a party thereto; provided, however, that the Company shall not be liable under the foregoing indemnity agreement in respect of any liability to the extent that such liability is found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted primarily from BGL's gross negligence or willful misconduct in the performance of its duties under this Agreement. The Company agrees that reliance by BGL on any publicly-available information, the information supplied by the Company to BGL in connection with this Agreement or any directions furnished by the Company shall not constitute negligence, bad faith or willful misconduct by BGL.

     In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to this Agreement but it is found in a final judgment by a court of competent jurisdiction, not subject to further appeal, that such indemnification may not be enforced in such case, the Indemnified Parties, on the one hand, and the Company, on the other hand, shall each contribute to the amount paid or payable as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties, on the one hand, and the Company, on the other hand, and the relative benefits to the Indemnified Parties, on the one hand, and the Company, on the other hand, arising out of the particular matter or transaction which gave rise to such loss, claim, damage, liability or costs, and all other relevant equitable considerations shall also be taken into account. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, BGL shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by BGL hereunder.

13. The Company hereby acknowledges and agrees that it is a sophisticated business enterprise that has retained BGL for the limited purposes set forth in this Agreement and that the rights and obligations of the parties hereto are contractual in nature and that BGL has not made any warranties or guarantees of any nature as to the success or satisfactory conclusion of any Sale, Private Placement Transaction, or Restructuring or as to the economic, financial or other results which may be obtained or experienced by the Company as a result thereof. Each of the Company and BGL disclaim any intention to impose fiduciary duties or obligations on the other by virtue of the engagement contemplated by this Agreement, and no other person or entity shall have any rights or obligations hereunder except as expressly provided herein.

Mr. Wayne R. Hellman
October 17, 2002
Page 7


14. If a Sale, Private Placement Transaction, or Restructuring is completed pursuant to this Agreement, BGL may, at its expense and with the Company's approval (which approval shall not be unreasonably withheld or delayed), place an announcement in such newspapers and periodicals as it may choose stating that BGL has acted as financial advisor for the Company in such transaction and otherwise distribute such announcement as it shall see fit.

15. No fee payable to any other financial advisor or investment banker by the Company or any other company in connection with the subject matter of this engagement shall reduce or otherwise affect any fee payable to BGL hereunder. This Agreement has been duly and validly executed by the parties hereto and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement represents the entire understanding between the parties, and all prior discussions and negotiations are merged in it. This Agreement may not be modified or amended except in writing duly executed by the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to that state's conflict of laws principles.

If the foregoing correctly sets forth the understanding and agreement between BGL and the Company, please so indicate in the space provided below and return it to BGL.

                                     Sincerely

                                     BROWN, GIBBONS, LANG & COMPANY
                                     SECURITIES, INC.



                                     By: /s/ Michael E. Gibbons
                                         ------------------------------------
                                         Michael E. Gibbons
                                         Senior Managing Director & Principal


AGREED AND ACCEPTED:

ADVANCED LIGHTING TECHNOLOGIES, INC.       VENTURE LIGHTING INTERNATIONAL, INC.

By: /s/ Wayne R. Hellman                   By: /s/ Wayne R. Hellman
    ---------------------------                --------------------------
    Wayne R. Hellman                           Wayne R. Hellman
    Chairman and Chief Executive Officer

                                           APL ENGINEERED MATERIALS, INC.
DEPOSITION SCIENCES INCORPORATED
                                           By: /s/ Wayne R. Hellman
By: /s/ Wayne R. Hellman                       --------------------------
-------------------------------                Wayne R. Hellman
Wayne R. Hellman

                BROWN, GIBBONS, LANG & COMPANY SECURITIES, INC.

1111 SUPERIOR AVENUE, SUITE 900            180 NORTH STETSON AVENUE, SUITE 4300
   CLEVELAND, OHIO 44114                          CHICAGO, ILLINOIS 60601
      (216) 241-2800                                  (312) 658-1600
  FACSIMILE (216) 241-7417                       FACSIMILE (312) 368-1988



December 31, 2002


Mr. Wayne R. Hellman
Chairman and Chief Executive Officer
Advanced Lighting Technologies, Inc.
3200 Aurora Road
Solon, Ohio 44139

     Re: Engagement of Brown, Gibbons, Lang & Company Securities, Inc. ("BGL") by Advanced Lighting Technologies, Inc. and its subsidiaries (collectively, the "Company")

Dear Wayne:

     Reference is made to that certain letter agreement, dated as of October 17, 2002 (such letter agreement being referred to as the "Agreement"), by and between BGL and the Company. Capitalized terms used herein and not defined have the meanings given them in the Agreement.

     This letter agreement will confirm the mutual agreement of the Company and BGL that, notwithstanding the provisions of Section 2(d) of the Agreement, BGL shall not be in breach thereof if it has not provided presentations, discussions and/or due diligence materials to third parties who may potentially be interested in a Sale on or before December 31, 2002, which requirement the Company hereby waives.

     Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect. If the foregoing accurately reflects your understanding of our mutual agreements in respect of the foregoing, kindly execute this letter in the space provided below and return a signed copy to BGL by telecopy, whereupon this letter will constitute the legally binding agreement of each of the parties hereto.



                                        Very truly yours,

                                        BROWN, GIBBONS, LANG & COMPANY
                                        SECURITIES, INC.

                                        By: /s/ Michael E. Gibbons
                                            ------------------------------------
                                            Michael E. Gibbons
                                            Senior Managing Director & Principal

Mr. Wayne R. Hellman
December 31, 2002
Page 2



Confirmed and Accepted
as of the date first above written:



ADVANCED LIGHTING TECHNOLOGIES, INC.

By: /s/ Wayne R. Hellman
    ----------------------------------
    Wayne R. Hellman
    Chairman & Chief Executive Officer


DEPOSITION SCIENCES INCORPORATED

By: /s/ Wayne R. Hellman
    ----------------------------------
    Wayne R. Hellman


VENTURE LIGHTING INTERNATIONAL, INC.

By: /s/ Wayne R. Hellman
    ----------------------------------
    Wayne R. Hellman


APL ENGINEERED MATERIALS, INC.

By: /s/ Wayne R. Hellman
    ----------------------------------
    Wayne R. Hellman